EXHIBIT 10.1


                              TAX SHARING AGREEMENT

                            dated as of June 14, 1999

                                      among

                           RJR NABISCO HOLDINGS CORP.
                 (to be renamed "Nabisco Group Holdings Corp.")

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                      (formerly named "RJR Nabisco, Inc.")

                             NABISCO HOLDINGS CORP.

                                       and

                         R. J. REYNOLDS TOBACCO COMPANY


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                              TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT dated as of June 14, 1999 among RJR Nabisco Holdings Corp. (to be renamed "Nabisco Group Holdings Corp."), a Delaware corporation (together with its successors, "Holdings"), R.J. Reynolds Tobacco Holdings, Inc. (formerly named "RJR Nabisco, Inc."), a Delaware corporation (together with its successors, "RJRN"), Nabisco Holdings Corp., a Delaware corporation (together with its successors, "Nabisco"), and R. J. Reynolds Tobacco Company, a New Jersey corporation (together with its successors, "RJRT").

                                    RECITALS

         WHEREAS, pursuant to the tax laws of various jurisdictions, Holdings, certain members of the RJRN Tax Group and certain members of the Nabisco Tax Group, as defined below, file certain tax returns on an affiliated, consolidated, combined, unitary or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code")) (each such group, a "Consolidated Group");

         WHEREAS, the Board of Directors of Holdings has determined that it is in the best interests of Holdings and its stockholders to cause all of the outstanding shares of the Class B common stock of Nabisco to be directly held by Holdings (the "Internal Distribution") and to distribute all of the outstanding shares of the common stock of RJRN to the holders of the common stock of Holdings on a pro rata basis (the "Distribution");

         WHEREAS, in this Agreement, the parties have set forth certain representations and covenants that support the treatment of each of the Distribution and the Internal Distribution as a transaction described in Section 355(a)(1) of the Code;

         WHEREAS, in this Agreement, the parties have set forth the rights and obligations of Nabisco and the other members of the Nabisco Tax Group, RJRN and the other members of the RJRN Tax Group, and Holdings with respect to the handling and allocation of certain federal, state, local and other taxes incurred in Taxable periods beginning prior to the Distribution Date, and various other tax matters; and


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         WHEREAS, Holdings and the Nabisco Tax Group will continue to file certain tax returns on a Consolidated Group basis following the Distribution, and, in this Agreement, have set forth their respective rights and obligations with respect to the handling and allocation of certain federal, state, local and other taxes incurred in Taxable periods prior and subsequent to the Distribution;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

         "After-Tax Amount" means an additional amount (taking into account any taxation of such additional amount) necessary to reflect the hypothetical tax consequences of the receipt or accrual of any payment, using the highest tax rate (or rates, in the case of an item that affects more than one tax) applicable to the recipient of such payment for the relevant taxable period, reflecting for example, the effect of any deductions available for interest paid or accrued and for appropriate taxes such as State Taxes.

         "Business Day" means any day other than a Saturday, a Sunday or one on which banks are authorized or required by law to close in New York, New York.

         "Combined State Taxes" mean any State Tax, the return for which is filed on an affiliated, consolidated, combined or unitary basis by (i) a group that includes Holdings and at least one member of the Nabisco Tax Group, or (ii) a group that includes at least one member of the RJRN Tax Group and at least one corporation among Holdings and the members of the Nabisco Tax Group.

         "Deconsolidation Date" means the date of any Nabisco Deconsolidation.

         "Del Monte State Tax" means any State Taxes for which the Nabisco Tax Group may be liable by reason of an assertion by a Taxing Authority or a Final Determination that Del Monte Corporation and at least one member of the Nabisco Tax Group are part of an affiliated, consolidated, combined or unitary group.


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         "Designated RJRN Affiliate" means RJRT or the member of the RJRN Tax
Group that has been designated as such by RJRN.

         "Distribution Agreement" means the Distribution Agreement dated as of May 12, 1999 among Holdings, RJRN and RJRT.

         "Distribution Date" means the Business Day on which the Distribution is effected.

         "Effective Realization" (and the correlative terms, "Effectively Realized" and "Effectively Realizes") means, with respect to a tax saving, tax benefit or tax attribute, the earliest to occur of (i) the receipt by any of Holdings, a member of the Nabisco Tax Group or a member of the RJRN Tax Group of cash from a Taxing Authority reflecting such tax saving, tax benefit or tax attribute, or (ii) the application of such tax saving, tax benefit or tax attribute to reduce (A) the tax liability on a Return of any of such corporations or of any affiliated, consolidated, combined or unitary group of which any of such corporations is a member, or (B) any other outstanding tax liability of any of such corporations or of such group; provided that any reference in this definition to tax shall include, without limitation, a reference to a recovery of statutory interest.

         "Federal Employment Tax" means the Federal Insurance Contributions Act, the Federal Unemployment Tax Act and any other federal tax that applies or that shall apply to a corporation in connection with the payment or provision of salaries, or the provision of benefits and other remuneration, to employees.

         "Federal Tax" means any tax imposed under Subtitle A of the Code.

         "Final Determination" means (i) with respect to Federal Taxes, (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the acceptance by or on behalf of the IRS of Form 870-AD (or any successor form thereto) as a final resolution of Tax liability for any Taxable period, except as to items in respect of which the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency has been reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification, through Tax Proceedings or otherwise (including, without limitation, the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations); or (iii) the payment of tax by the corporation among Holdings, the members of the Nabisco Tax Group and the members of the RJRN Tax Group that is responsible for payment of such tax under applicable law with respect to any item that has been disallowed or adjusted by a Taxing Authority and as to which Holdings has made


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a determination that no recoupment would be sought. For the avoidance of doubt, any determination made by Holdings pursuant to clause (iii) of this definition shall not preclude Holdings from reversing or otherwise modifying such determination.

         "Holdings Consolidated Group" means (i) Holdings and each direct and indirect corporate subsidiary (including predecessors and successors thereto) that is eligible to join with Holdings (A) with respect to Federal Taxes, in the filing of a consolidated Federal Tax return, (B) with respect to State Taxes, in the filing of an affiliated, consolidated, combined or unitary State Tax return, or (C) with respect to other Taxes, in the filing of a Tax return as an affiliated, consolidated, combined or unitary group, or (ii) the corporations that are members of a group that (A) files a Tax return as an affiliated, consolidated, combined or unitary group and (B) includes at least one member of the Nabisco Tax Group and one member of the RJRN Tax Group. A reference to the Holdings Consolidated Group in this Agreement shall include a reference to any affiliated, consolidated, combined or unitary group of which RJRN was the parent during any taxable period (or portion thereof) ending on or before April 29, 1989.

         "Intercompany Interest Rate" means the rate, from time to time, that is equal to the London Interbank Offered Rate for dollar deposits.

         "Intercompany Services Agreement" means the Intercompany Services Agreement to be dated as of the Distribution Date among Holdings, Nabisco and RJRN, substantially in the form of Exhibit C to the Distribution Agreement.

         "Internal Distribution Date" means May 18, 1999.

         "International Tobacco Purchase Agreement" means the Purchase Agreement dated as of March 9, 1999 among Japan Tobacco Inc., RJRT and RJRN.

         "International Tobacco Sale" means (i) the sale to Japan Tobacco Inc. pursuant to the International Tobacco Purchase Agreement of the capital stock of the companies listed in Exhibit D to such agreement and of certain other assets, and (ii) the restructuring transactions and other transactions undertaken in preparation for such sale.

         "IRS" means the Internal Revenue Service.

         "Nabisco Combined State Tax Liability" means, with respect to any taxable period and any jurisdiction, an amount of Combined State Taxes determined in accordance with the principles set forth in the definition of Nabisco


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Federal Tax Liability and comparable provisions under applicable law.

         "Nabisco Deconsolidation" means any event pursuant to which Nabisco ceases to be a subsidiary includible in a Consolidated Group filing a consolidated Federal Tax return of which Holdings is a member.

         "Nabisco Federal Tax Liability" means, with respect to any taxable period, the sum of the Nabisco Tax Group's Federal Tax liability and any interest, penalties and other additions to such taxes for such taxable period, computed as if the Nabisco Tax Group were not part of the Holdings Consolidated Group, but rather were a separate affiliated group of corporations filing a consolidated Federal Tax return pursuant to Section 1501 of the Code; provided, however, that transactions with members of the RJRN Tax Group or Holdings shall be reflected in accordance with applicable provisions of the consolidated return regulations governing intercompany transactions. Without limiting the generality of the foregoing, such computation shall be made (i) without regard to the income, deductions (including, without limitation, net operating loss and capital loss deductions) and credits in any taxable period of any member of the Holdings Consolidated Group that is not a member of the Nabisco Tax Group, (ii) by taking account of any Tax Asset of the Nabisco Tax Group in accordance with the principles of Section 3.05(d), (iii) with regard to tax carryforwards and tax carrybacks (including, without limitation, carryforwards and carrybacks of net operating losses or capital losses) of any member of the Nabisco Tax Group, but without regard to any carryforwards from a taxable year or portion thereof ending on or before December 31, 1994 and arising solely due to creating the Nabisco Tax Group as if it were not part of the Holdings Consolidated Group,
(iv) as though the highest rate of tax specified in Section 11(b) of the Code were the only rates set forth in that subsection, and (v) by taking account of the positions, elections and accounting methods reflected in the consolidated Federal Tax returns, as amended and as finally adjusted, of the Holdings Consolidated Group.

         "Nabisco Tax Group" means, at any time, Nabisco and any direct or indirect corporate subsidiaries (including predecessors and successors thereto) of Nabisco that would be eligible, if Nabisco were not a member of a group that included Holdings or RJRN, to join with Nabisco, (i) with respect to Federal Taxes, in the filing of a consolidated Federal Tax return, (ii) with respect to State Taxes, in the filing of an affiliated, consolidated, combined or unitary State Tax return, or (iii) with respect to other Taxes, in the filing of a Tax return as an affiliated, consolidated, combined or unitary group.

         "Name Change Merger" means such term as it is defined in the Distribution Agreement.



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         "1999 Pre-Distribution Period" means the taxable period from January 1,
1999 through the Distribution Date.

         "Post-Deconsolidation Period" means any taxable period (or portion thereof) beginning after the close of business on the Deconsolidation Date.

         "Post-Distribution Period" means any taxable period (or portion thereof) beginning after the close of business on the Distribution Date.

         "Post-1989 Period" means any taxable period (or portion thereof) beginning after the close of business on December 31, 1989.

         "Pre-Deconsolidation Period" means any taxable period (or portion thereof) ending on or before the close of business on the Deconsolidation Date.

         "Pre-Distribution Period" means any taxable period (or portion thereof) ending on or before the close of business on the Distribution Date.

         "Pre-1990 Period" means any taxable period (or portion thereof) ending on or before the close of business on December 31, 1989.

         "Return" means any Tax return, statement, report, form or election (including, without limitation, estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority, in each case as amended and as finally adjusted.

         "RJRN Combined State Tax Liability" means, with respect to any taxable period and any jurisdiction, an amount of Combined State Taxes determined in accordance with the principles set forth in the definition of RJRN Federal Tax Liability and comparable provisions under applicable law.

         "RJRN Federal Tax Liability" means, with respect to any taxable period, the sum of the RJRN Tax Group's Federal Tax liability and any interest, penalties and other additions to such taxes for such taxable period, computed as if the RJRN Tax Group were not part of the Holdings Consolidated Group, but rather were a separate affiliated group of corporations filing a consolidated Federal Tax return pursuant to Section 1501 of the Code; provided, however, that transactions with members of the Nabisco Tax Group or Holdings shall be reflected in accordance with applicable provisions of the consolidated return regulations governing intercompany transactions. Without limiting the generality of the foregoing, such computation shall be made (i) without regard to the income, deductions (including, without limitation, net operating loss and capital loss deductions) and credits in any taxable period of any member of the Holdings



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Consolidated Group that is not a member of the RJRN Tax Group, (ii) by taking account of any Tax Asset of the RJRN Tax Group in accordance with the principles of Section 3.04(d), (iii) with regard to tax carryforwards and tax carrybacks (including, without limitation, carryforwards and carrybacks of net operating losses or capital losses) of any member of the RJRN Tax Group, (iv) as though the highest rate of tax specified in Section 11(b) of the Code were the only rates set forth in that subsection, (v) by taking account of the positions, elections and accounting methods reflected in the consolidated Federal Tax returns, as amended and as finally adjusted, of the Holdings Consolidated Group, and (vi) without gain, if any, attributable to the Internal Distribution.

         "RJRN Tax Group" means, at any time, RJRN and any direct or indirect corporate subsidiaries (including predecessors and successors thereto) of RJRN, except for the members of the Nabisco Tax Group, that would be eligible, if RJRN were not a member of a group that included Holdings, to join with RJRN, (i) with respect to Federal Taxes, in the filing of a consolidated Federal Tax return,
(ii) with respect to State Taxes, in the filing of an affiliated, consolidated, combined or unitary State Tax return or (iii) with respect to other Taxes, in the filing of a Tax return as an affiliated, consolidated, combined or unitary group.

         "State Tax" means any income, franchise or similar tax payable to a state or local taxing jurisdiction of the United States.

         "Tax" (and the correlative term, "Taxable") means (i) any Federal Tax, or any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding (as payor or recipient), payroll, employment, excise, severance, stamp, capital stock, occupation, property, real property gains, environmental, windfall, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, without limitation, any Tobacco Tax), together with any interest thereon and any penalty, addition to tax or additional amount thereto; (ii) any liability of a corporation for the payment of any amounts of the type described in clause (i) for any taxable period resulting from such corporation's being a part of a Consolidated Group pursuant to the application of Treasury Regulations Section 1.1502-6 (or a successor thereto) or any similar provision applicable under state, local or foreign law; or (iii) any liability for the payment of any amounts described in clause (i) as a result of any express or implied obligation to indemnify any other person.

         "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, or any other loss, credit, deduction or tax attribute that could be applied to reduce any tax (including, without limitation, deductions, credits, alternative minimum net operating loss



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carryforwards related to alternative minimum taxes or additions to the basis of property). For the avoidance of doubt, any elimination, reduction or other change in an overall foreign loss account or excess credit limitation shall not be considered a Tax Asset.

         "Tax Opinion" means the opinion dated as of May 12, 1999 of Davis Polk & Wardwell regarding the Federal Tax consequences of the Distribution and the Internal Distribution, together with bring-downs of such opinion to each of the Internal Distribution Date and the Distribution Date.

         "Tax Proceeding" means any Tax audit, dispute or proceeding (whether administrative or judicial). Without limiting the generality of the foregoing, a reference to a Tax Proceeding relating to any taxable year shall include a Tax Proceeding relating to multiple taxable years that include such taxable year, notwithstanding that other included taxable years may be (i) Post-Distribution Periods, in the case of the RJRN Tax Group, or (ii) Post-Deconsolidation Periods, in the case of the Nabisco Tax Group.

         "Taxing Authority" means any governmental authority (whether United States or non-United States, and including, without limitation, any state, municipality, political subdivision or governmental agency) responsible for the imposition of any Tax.

         "Tobacco Claim" means such term as it is defined in the Distribution Agreement.

         "Tobacco Tax" means (i) any excise, custom duty or other tax, whether United States or non-United States, (A) levied on or otherwise determined in whole or in part, directly or indirectly, by the quantity, weight, raw ingredient or other component content, value, cost or price (whether intercompany, wholesale, retail, undiscounted, discounted or otherwise) of cigarettes or other tobacco products, or (B) in connection with the manufacture, development, import, export, shipment, delivery, transportation, movement, receipt, distribution, sale, offering for sale, marketing, promotion or advertisement of cigarette or other tobacco products, or (ii) any claim for payment of any amounts described in clause (i), together, in the case of each of clauses (i) and (ii), with any interest thereon and any penalty, addition to tax or additional amount thereto.

         "Two-Year Period" means the period that begins on the date on which the Internal Distribution shall be effected and that ends on the date that is two years after the Distribution Date.



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          (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                                   Section
         ----                                                   -------
         Combined State Tax Payment Date                        3.02(a)
         Corporate Headquarters Expenses                        6.04(a)
         Employer Group                                         6.02(a)
         Federal Tax Payment Date                               3.02(a)
         Indemnitee                                             7.04
         Indemnitor                                             7.04
         Pro Forma Combined State Return                        3.04(a)
         Pro Forma Federal Return                               3.04(a)
         Pro Forma Returns                                      3.04(a)
         R&D Credits                                            3.10
         Tax Asset Beneficiary                                  3.06
         Tax Asset Provider                                     3.06

         (c) Any term used in this Agreement that is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or in comparable provisions of applicable Tax law.


                                    ARTICLE 2
                      ADMINISTRATIVE AND COMPLIANCE MATTERS

         SECTION 2.01. Sole Tax Sharing Agreement. (a) Except for Sections 7.03,
8.04 and 10.08 of the Distribution Agreement, any and all existing Tax sharing agreements or arrangements, written or unwritten, among two or more of Holdings, any member of the Nabisco Tax Group and any member of the RJRN Tax Group (including, without limitation, the Tax Sharing Agreement dated January 26, 1995 between Holdings and Nabisco) shall be or shall have been terminated as of the Distribution Date. On and after the Distribution Date, none of Holdings, the members of the Nabisco Tax Group and the members of the RJRN Tax Group shall have any rights or liabilities (including, without limitation, any rights and liabilities that accrued prior to the Distribution Date) under such terminated agreements and arrangements, and this Agreement shall be the sole Tax sharing agreement among such corporations.



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         (b) This Agreement shall not address the obligations or arrangements, if any, (i) among members of the RJRN Tax Group, or (ii) among members of the Nabisco Tax Group.

         SECTION 2.02. Designation of Agent. (a) Each member of the RJRN Tax Group and each member of the Nabisco Tax Group hereby irrevocably authorizes and designates Holdings as its agent, attorney-in-fact, coordinator and administrator for the purposes of taking any and all actions with respect to (i) Taxes for which such member is a member of the Holdings Consolidated Group and
(ii) Federal Employment Taxes of such member, in the case of each of clauses (i) and (ii) in connection with any taxable year that includes a Pre-Distribution Period, in the case of the RJRN Tax Group, or in connection with any taxable year that includes a Pre-Deconsolidation Period, in the case of the Nabisco Tax Group. In connection with any taxable year that includes a Pre-Distribution Period, in the case of a member of the RJRN Tax Group, or with any taxable year that includes a Pre-Deconsolidation Period, in the case of a member of the Nabisco Tax Group, Holdings shall have the same authority under this Section 2.02(a), with respect to such Taxes as are described in the preceding sentence, to act on behalf of each member of the RJRN Tax Group and each member of the Nabisco Tax Group as would such member, were such member acting on its own behalf, and as would the parent of the Consolidated Group that includes such member, were such parent acting on behalf of such member. Holdings covenants to the RJRN Tax Group and the Nabisco Tax Group that it shall be responsible to see that matters handled pursuant to its exercise of its authority under this
Section 2.02(a) shall be handled promptly and, to the knowledge of Holdings, appropriately.

          (b) Without limiting the generality of Section 2.02(a), Holdings shall have the authority, with respect to such Taxes and such taxable years as are described in Section 2.02(a), to take any and all actions necessary, helpful or incidental to, or otherwise in connection with, (i) the preparation or filing of any Return or claim for refund (even where an item or Tax Asset giving rise to an amended Return or claim for refund arises in a Post-Distribution Period, in the case of the RJRN Tax Group, or in a Post-Deconsolidation Period, in the case of the Nabisco Tax Group), (ii) the conduct, management, prosecution, defense, contest, compromise or settlement of (A) any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any Return or claim for refund, or (B) any other Tax Proceeding, (iii) the determination of the taxable years (including, without limitation, taxable years that include a Post-Distribution Period, in the case of the RJRN Tax Group, or a Post-Deconsolidation Period, in the case of the Nabisco Tax Group) that a settlement of a Tax Proceeding may impact and other timing considerations, (iv) the determination as to whether any refunds shall be received by way of refund, credited against tax liability or otherwise applied to any tax period, (v) the determination as to the treatment of



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Tax Assets that are allowed under applicable law to be carried back or carried forward, (vi) the determination as to whether any Tax elections shall be made or modified, (vii) the determination as to whether any extensions shall be requested or granted, (viii) the receipt of confidential information from, or the provision of such information to, any Taxing Authority, and (ix) the making of payments to, or collection of refunds from, any Taxing Authority.

          (c) Notwithstanding anything in Section 11.07 to the contrary, Holdings may, in its sole and absolute discretion, delegate (including, without limitation, pursuant to the Intercompany Services Agreement) at any time all or a portion of its authority, rights or obligations under this Agreement to any corporation(s) or any person(s) (including, without limitation, Nabisco and/or Nabisco, Inc.). Such delegation may be revoked by Holdings in its sole and absolute discretion.

         SECTION 2.03. Preparation of Returns. (a) Holdings shall prepare and file the Returns (including, without limitation, the consolidated Federal Tax Returns and Combined State Tax Returns) of the Holdings Consolidated Group for all taxable years through the taxable year in which a Nabisco Deconsolidation occurs with the assistance of the members of the Nabisco Tax Group and, in the case of any taxable year that includes a Pre-Distribution Period, the assistance of the members of the RJRN Tax Group. In preparing such Returns, Holdings shall not discriminate among the members of the Holdings Consolidated Group. Without limiting the generality of Section 2.02, Holdings shall have the right to determine the manner in which such Returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported thereon.

          (b) The Returns of the Holdings Consolidated Group for the taxable year ended December 31, 1999 shall reflect the inclusion of the members of the RJRN Tax Group in the Holdings Consolidated Group for the 1999 Pre-Distribution Period.

         SECTION 2.04. Certain Information Furnished By Holdings. Within a reasonable period of time (as determined by Holdings) following the Distribution, Holdings shall deliver to each of the Designated RJRN Affiliate and Nabisco a copy of such Federal Tax and Combined State Tax information on the International Tobacco Sale and other tax matters as is reasonably necessary for the preparation by the RJRN Tax Group of Pro Forma Returns pursuant to Section 3.04(a). Such information shall include (i) the amounts of gain or income, if any (by company and by the type of gain or income), on the dispositions of such assets as are described in clause (i) of the definition of International Tobacco Sale in Section 1.01(a), (ii) any rulings or opinions received from, or material correspondence with, Tax Authorities or independent counsel relating to the



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International Tobacco Sale, (iii) any elections made or to be made in connection with the International Tobacco Sale (including, without limitation, any Federal Tax elections pursuant to Treasury Regulations Section 301.7701-2), (iv) foreign tax credit computations relating to the International Tobacco Sale, (v) pro forma Federal Tax returns for each of RJRN and RJR Industries, Inc., and (vi) pro forma Federal Tax returns for the corporations that were sold to Japan Tobacco Inc. and that were members of the Holdings Consolidated Group for Federal Tax purposes prior to the International Tobacco Sale.

         SECTION 2.05. Allocation. Holdings may, at its option, elect, and the RJRN Tax Group shall join it in electing (if necessary), to ratably allocate items (other than extraordinary items) of the RJRN Tax Group in accordance with relevant provisions of Treasury Regulations Section 1.1502-76. If Holdings makes such an election, the members of the RJRN Tax Group shall provide to Holdings such statements as are required under the regulations and other appropriate assistance.

         SECTION 2.06. Certain Other Returns. (a) The members of the RJRN Tax Group shall be solely responsible for the preparation and filing of (i) their respective separate State Tax Returns, (ii) Returns filed on behalf of an affiliated, consolidated, combined or unitary group that includes neither Holdings nor any member of the Nabisco Tax Group, and (iii) Returns for all taxable years that begin after the Distribution Date.

          (b) The members of the Nabisco Tax Group shall be solely responsible for the preparation and filing of (i) their respective separate State Tax Returns, (ii) Returns filed on behalf of an affiliated, consolidated, combined or unitary group that includes neither Holdings nor any member of the RJRN Tax Group, and (iii) Returns for all taxable years that begin after the Deconsolidation Date.


                                    ARTICLE 3
                                   TAX SHARING

         SECTION 3.01. General Tax Sharing Principles. (a) The Designated RJRN Affiliate shall pay to Holdings an amount equal to the RJRN Federal Tax Liability, as shown on the Pro Forma Federal Return (as defined in Section 3.04(a) below) of the RJRN Tax Group for the 1999 Pre-Distribution Period. For each taxable year of the Holdings Consolidated Group during which income, loss or credit against tax of any member of the RJRN Tax Group is includible in a return relating to a Combined State Tax of the Holdings Consolidated Group, the



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Designated RJRN Affiliate shall pay to Holdings an amount equal to the RJRN
Combined State Tax Liability, as shown on the Pro Forma Combined State Returns (as defined in Section 3.04(a) below) of the RJRN Tax Group for (i) such taxable year, if such taxable year ends prior to the Distribution Date, or (ii) the 1999 Pre-Distribution Period, if such taxable year includes the Distribution Date.

          (b) For each taxable year of the Holdings Consolidated Group during which income, loss or credit against tax of any member of the Nabisco Tax Group is includible in the consolidated Federal Tax return of the Holdings Consolidated Group, Nabisco shall pay to Holdings an amount equal to the Nabisco Federal Tax Liability, as shown on the Pro Forma Federal Return of the Nabisco Tax Group for (i) such taxable year, if such taxable year ends prior to a Nabisco Deconsolidation, or (ii) the period from the beginning of such taxable year through the Deconsolidation Date, if a Nabisco Deconsolidation occurs during such taxable year. For each taxable year of the Holdings Consolidated Group during which income, loss or credit against tax of any member of the Nabisco Tax Group is includible in a return relating to a Combined State Tax of the Holdings Consolidated Group, Nabisco shall pay to Holdings an amount equal to the Nabisco Combined State Tax Liability, as shown on the Pro Forma Combined State Returns of the Nabisco Tax Group for (i) such taxable year, if such taxable year ends prior to a Nabisco Deconsolidation, or (ii) the period from the beginning of such taxable year through the Deconsolidation Date, if a Nabisco Deconsolidation occurs during such taxable year.

         SECTION 3.02. Estimated Payments by RJRN Tax Group. (a) No later than 20 Business Days prior to each date on which an estimated Federal Tax installment or an estimated Combined State Tax installment of the Holdings Consolidated Group is due (including all applicable and valid extensions) (a "Federal Tax Payment Date" or "Combined State Tax Payment Date", respectively) with respect to a taxable year during which any member of the RJRN Tax Group is included in the Holdings Consolidated Group, the Designated RJRN Affiliate shall
(i) determine (under Section 6655(d) of the Code or, if applicable, Section 6655(e) or other provisions of the Code in the case of Federal Taxes, or under comparable provisions of Combined State Tax law) the estimated amount of the related installment of the RJRN Federal Tax Liability or of the RJRN Combined State Tax Liability, respectively (taking into account, without limitation, the inclusion of the RJRN Tax Group in the Holdings Consolidated Group for the 1999 Pre-Distribution Period, in the case of the taxable year that includes the Distribution Date), and (ii) deliver a written statement to Holdings reflecting such determination. No later than two Business Days prior to the Federal Tax Payment Date or the Combined State Tax Payment Date, as the case may be, the Designated RJRN Affiliate shall pay to Holdings the amount thus determined.

          (b) Holdings may adjust the determination made by the Designated RJRN Affiliate under Section 3.02(a) if it notifies the Designated RJRN Affiliate, no later than 10 Business Days prior to the applicable Federal Tax Payment Date or Combined State Tax Payment Date, that the Designated RJRN Affiliate's calculation of any amounts reflected in such determination is incorrect or incomplete. Any adjustment made by Holdings under this Section 3.02(b) shall be treated for the purposes of Section 3.02(a) as though it had always been reflected in the determination made by the Designated RJRN Affiliate. The Designated RJRN Affiliate shall not be permitted to invoke the dispute resolution procedures in Section 11.02 until it shall have paid the amounts reflected on such determination, as adjusted by Holdings.

         SECTION 3.03. Estimated Payments by Nabisco Tax Group. (a) No later than 20 Business Days prior to each Federal Tax Payment Date or Combined State Tax Payment Date with respect to a taxable year during which any member of the Nabisco Tax Group is included in the Holdings Consolidated Group, Nabisco shall
(i) determine (under Section 6655(d) of the Code or, if applicable, Section 6655(e) or other provisions of the Code in the case of Federal Taxes, or under comparable provisions of Combined State Tax law) the estimated amount of the related installment of the Nabisco Federal Tax Liability or of the Nabisco Combined State Tax Liability, respectively (taking into account, without limitation, the inclusion of the Nabisco Tax Group in the Holdings Consolidated Group only for the period from the beginning of the taxable year through the Deconsolidation Date, in the case of a taxable year during which a Nabisco Deconsolidation occurs), and (ii) notify Holdings of such determination. No later than two Business Days prior to the Federal Tax Payment Date or the Combined State Tax Payment Date, as the case may be, Nabisco shall pay to Holdings the amount thus determined.

          (b) Holdings may adjust the determination made by Nabisco under
Section 3.03(a) if it notifies Nabisco, no later than 10 Business Days prior to the applicable Federal Tax Payment Date or Combined State Tax Payment Date, that Nabisco's calculation of any amounts reflected in such determination is incorrect or incomplete. Any adjustment made by Holdings under this Section 3.03(b) shall be treated for the purposes of Section 3.03(a) as though it had always been reflected in the determination made by Nabisco. Nabisco shall not be permitted to invoke the dispute resolution procedures in Section 11.02 until it shall have paid the amounts reflected on such determination, as adjusted by Holdings.

         SECTION 3.04. Payment of Taxes at Year-End by RJRN Tax Group. (a) No later than December 15, 1999, the Designated RJRN Affiliate shall deliver to Holdings a pro forma Federal Tax return (a "Pro Forma Federal Return") of the RJRN Tax Group reflecting the RJRN Federal Tax Liability for the 1999 Pre-

Distribution Period. No later than December 15, 1999, for each Combined State Tax liability of the Holdings Consolidated Group, the Designated RJRN Affiliate shall deliver to Holdings a pro forma Combined State Tax Return (each a "Pro Forma Combined State Return", and, together with the Pro Forma Federal Return, the "Pro Forma Returns") of the RJRN Tax Group reflecting the related RJRN Combined State Tax Liability for the 1999 Pre-Distribution Period. The Designated RJRN Affiliate shall not take any unreasonable position in preparing such Pro Forma Returns. Each Pro Forma Return shall be delivered together with a statement showing a calculation of the amount to be paid pursuant to Section 3.04(c) below.

          (b) Upon receipt of a Pro Forma Return from the Designated RJRN Affiliate, Holdings may adjust such return if it determines that the calculation of the RJRN Federal Tax Liability or the RJRN Combined State Liability, as the case may be, reflected on such return is incorrect or incomplete. Any adjustment made by Holdings under this Section 3.04(b) shall be treated for purposes of
Article 3 as though it had always been reflected on such Pro Forma Return. The Designated RJRN Affiliate shall not be permitted to invoke the dispute resolution procedures in Section 11.02 until it shall have paid any amounts required under Section 3.04(c).

          (c) No later than two Business Days prior to the due date (including all applicable and valid extensions) for the Return of the Holdings Consolidated Group to which a Pro Forma Return described in Section 3.04(a) relates, the Designated RJRN Affiliate shall pay to Holdings, or Holdings shall pay to the Designated RJRN Affiliate, as appropriate, an amount equal to the difference, if any, between the RJRN Federal Tax Liability or the RJRN Combined State Tax Liability, as the case may be, reflected on such Pro Forma Return for the taxable period covered thereby and the aggregate amount of the estimated installments paid by the Designated RJRN Affiliate with respect to such taxable period in accordance with the principles of Section 3.02.

          (d) If a Pro Forma Return of the RJRN Tax Group described in Section 3.04(a) reflects a Tax Asset that may under applicable law be used to reduce a Federal Tax liability or State Tax liability, in each case for any taxable period of a member of the Holdings Consolidated Group that is not also a member of the RJRN Tax Group, Holdings shall pay to the Designated RJRN Affiliate (and, as appropriate, shall receive payment from Nabisco of) an amount equal to the actual tax saving produced by such Tax Asset within 30 days of the Effective Realization of such tax saving, and the Pro Forma Returns of the RJRN Tax Group and other relevant determinations under this Article 3 shall thereafter reflect such use. The amount of the tax saving under this Section 3.04(d) or under
Section 3.05(d) for any taxable period shall be the amount of the reduction in

Federal Taxes or State Taxes that are payable to a Taxing Authority with respect to such taxable period, as compared to the Federal Taxes or State Taxes that would have been payable to a Taxing Authority with respect to such taxable period in the absence of such Tax Asset. Without limiting the generality of the foregoing, the determination of the tax saving under this Section 3.04(d) or under Section 3.05(d) shall take into account the application of Section 3.06.

         SECTION 3.05. Payment of Taxes at Year-End by Nabisco Tax Group. (a) No later than 20 Business Days prior to the due date (including all applicable and valid extensions) for the Holdings Consolidated Group's consolidated Federal Tax return for a taxable year that begins prior to a Nabisco Deconsolidation, Nabisco shall deliver to Holdings a Pro Forma Federal Return of the Nabisco Tax Group reflecting the Nabisco Federal Tax Liability for (i) such taxable year, if such taxable year ends prior to a Nabisco Deconsolidation, or (ii) the period from the beginning of such taxable year through the Deconsolidation Date, if a Nabisco Deconsolidation occurs during such taxable year. No later than 20 Business Days prior to the due date (including all applicable and valid extensions) for each Combined State return of the Holdings Consolidated Group for a taxable year that begins prior to a Nabisco Deconsolidation, Nabisco shall deliver to Holdings a Pro Forma Combined State Return of the Nabisco Tax Group reflecting the related Nabisco Combined State Tax Liability for (i) such taxable year, if such taxable year ends prior to a Nabisco Deconsolidation, or (ii) the period from the beginning of such taxable year through the Deconsolidation Date, if a Nabisco Deconsolidation occurs during such taxable year. Nabisco shall not take any unreasonable position in preparing such Pro Forma Returns. Each Pro Forma Return shall be delivered together with a statement showing a calculation of the amount to be paid pursuant to Section 3.05(c) below.

          (b) Upon receipt of a Pro Forma Return from Nabisco, Holdings may adjust such return if it determines that the calculation of the Nabisco Federal Tax Liability or the Nabisco Combined State Liability, as the case may be, reflected on such return is incorrect or incomplete. Any adjustment made by Holdings under this Section 3.05(b) shall be treated for the purposes of Article 3 as though it had always been reflected on such Pro Forma Return. Nabisco shall not be permitted to invoke the dispute resolution procedures in Section 11.02 until it shall have paid any amounts required under Section 3.05(c).

          (c) No later than two Business Days prior to the due date for the Return of the Holdings Consolidated Group that results in the delivery of a Pro Forma Return pursuant to Section 3.05(a) above, Nabisco shall pay to Holdings, or Holdings shall pay to Nabisco, as appropriate, an amount equal to the difference, if any, between the Nabisco Federal Tax Liability or the Nabisco Combined State Tax Liability, as the case may be, reflected on such Pro Forma Return for the taxable period covered thereby and the aggregate amount of the estimated installments paid by Nabisco with respect to such taxable period in accordance with the principles of Section 3.03.

          (d) If a Pro Forma Return of the Nabisco Tax Group described in
Section 3.05(a) reflects a Tax Asset that may under applicable law be used to reduce a Federal Tax liability or a State Tax liability, in each case for any taxable period of a member of the Holdings Consolidated Group that is not also a member of the Nabisco Tax Group, Holdings shall pay to Nabisco (and, as appropriate, shall receive payment from the Designated RJRN Affiliate of) an amount equal to the actual tax saving (which would be computed in accordance with Section 3.04(d)) produced by such Tax Asset within 30 days of the Effective Realization of such tax saving, and the Pro Forma Returns of the Nabisco Tax Group and other relevant determinations under this Article 3 shall thereafter reflect such use.

         SECTION 3.06. Foreign Tax Credit Considerations. In connection with any determinations under this Agreement of the tax saving or tax benefit Effectively Realized by a corporation (the "Tax Asset Beneficiary") from the use of a Tax Asset of another corporation (the "Tax Asset Provider"), (i) there shall be taken into account the tax saving or tax benefit from any net increase in the foreign tax credits that the Tax Asset Beneficiary or any other member of the Nabisco Tax Group or of the RJRN Tax Group, whichever (if either) includes the Tax Asset Beneficiary as a member, Effectively Realizes by reason of the use of such Tax Asset, at the time of the Effective Realization of such tax saving or tax benefit from the net increase in the foreign tax credits, and (ii) there shall not be taken into account the tax effect of (A) any net decrease in the foreign tax credits to which the corporations described in clause (i) may be entitled by reason of the use of such Tax Asset, or (B) any change in the foreign tax credits to which any other corporation, including the Tax Asset Provider, may be entitled by reason of the use of such Tax Asset.

         SECTION 3.07. Remittances To Taxing Authorities. (a) In the event that Holdings makes a cash remittance (other than a mandatory estimated tax payment or a payment of tax in connection with the filing of a Return at year-end) with a Taxing Authority to stop the running of interest in whole or in part, Nabisco and the Designated RJRN Affiliate shall pay to Holdings an amount equal to the appropriate share of the Nabisco Tax Group or the RJRN Tax Group, respectively, of the amount to be so remitted no later than two Business Days prior to the date on which Holdings makes such remittance to such Taxing Authority. For purposes of this Section 3.07(a), the appropriate share of the Nabisco Tax Group or the RJRN Tax Group, as the case may be, of any remittance shall be determined by Holdings. No later than five Business Days prior to the date planned for a remittance under this Section 3.07(a), Holdings shall notify Nabisco and the Designated RJRN Affiliate of (i) such planned date, and (ii) their respective appropriate shares of such remittance.

          (b) Upon the Effective Realization by Holdings, any member of the Nabisco Tax Group or any member of the RJRN Tax Group of the benefit attributable to the refund or recoupment of amounts paid by Nabisco or the Designated RJRN Affiliate under Section 3.07(a), the corporation that Effectively Realized such benefit shall pay to Nabisco or the Designated RJRN Affiliate, respectively, the amount of such refund or recoupment, together with interest, if any, received thereon, within 30 days of Effective Realization thereof. If and to the extent that any claim for refund or contest relating to amounts paid under Section 3.07(a) shall be unsuccessful, any payment made by Nabisco or the Designated RJRN Affiliate under Section 3.07(a) shall be credited toward any payment obligations of Nabisco or the RJRN Tax Group, respectively, under Article 3.

         SECTION 3.08. Carrybacks from Periods After the Distribution. (a) Holdings agrees to pay the Designated RJRN Affiliate, within 30 days of Effective Realization, the actual Federal Tax or Combined State Tax benefit Effectively Realized by any member of the Holdings Consolidated Group from the use in any taxable year that includes a Pre-Distribution Period (but that is not a Pre-1990 Period) of a carryback of any Tax Asset of any member of the RJRN Tax Group from a Post-Distribution Period. Such tax benefit shall be considered equal to the excess of (i) the amount of Federal Taxes or Combined State Taxes, as the case may be, that would have been payable (or the Federal Tax or Combined State Tax refund actually receivable) by the Holdings Consolidated Group in the absence of such carryback, over (ii) the amount of Federal Taxes or Combined State Taxes actually payable (or the Federal Tax or Combined State Tax refund that would have been receivable). The determination of the tax benefit under this Section 3.08(a) shall take into account (A) the application of Section 3.06, (B) the receipt by any member of the Holdings Consolidated Group of any interest on a carryback that results in a tax refund, or (C) the reduction of any interest otherwise owed by any member of the Holdings Consolidated Group as a result of a carryback that reduces a tax deficiency.

          (b) If, subsequent to the payment by Holdings to the Designated RJRN Affiliate of an amount pursuant to Section 3.08(a), there shall be (i) a Final Determination that results in a disallowance or a reduction of the Tax Asset so carried back or (ii) a reduction in the amount of the tax benefit Effectively Realized by the Holdings Consolidated Group from such Tax Asset as a result of the use by the Holdings Consolidated Group of a Tax Asset of Holdings or any member of the Nabisco Tax Group, the Designated RJRN Affiliate shall repay to Holdings, within 30 days of such event, any amount that would not have been payable by Holdings pursuant to Section 3.08(a) had the amount of the tax benefit been determined in light of such event. In addition, the RJRN Tax Group shall hold Holdings and the Nabisco Tax Group harmless from any penalty or interest payable as a result of any event described in the preceding sentence.

         SECTION 3.09. Treatment of Adjustments. (a) If any adjustment is made in a Return relating to Federal Taxes or Combined State Taxes of the Holdings Consolidated Group, after the filing thereof, in which income or loss of any member of the RJRN Tax Group is included, then within 30 days of the time of a Final Determination of such adjustment, the Designated RJRN Affiliate shall pay to Holdings, or Holdings shall pay to the Designated RJRN Affiliate, as the case may be and as appropriate, (i) the difference between (A) all payments actually made, net of all refunds or recoupments received or otherwise Effectively Realized, by the Designated RJRN Affiliate (or treated as such) in accordance with the principles of Article 3 for the taxable year covered by such Return, and (B) all payments that would have been made by the Designated RJRN Affiliate (or treated as such) in accordance with the principles of this Article 3 for the taxable year covered by such Return taking such adjustment into account, and
(ii) related adjustments to penalties and interest. Without limiting the generality of Section 3.09(a)(ii) or 3.09(b)(ii), the determination of penalties and interest generally shall take into account the timing and magnitude of the relevant payments, refunds or recoupments made.

           (b) If any adjustment is made in a Return relating to Federal Taxes or Combined State Taxes of the Holdings Consolidated Group, after the filing thereof, in which income or loss of any member of the Nabisco Tax Group is included, then within 30 days of the time of a Final Determination of such adjustment, Nabisco shall pay to Holdings, or Holdings shall pay to Nabisco, as the case may be and as appropriate, (i) the difference between (A) all payments actually made, net of all refunds or recoupments received or otherwise Effectively Realized, by Nabisco (or treated as such) in accordance with the principles of Article 3 for the taxable year covered by such Return, and (B) all payments that would have been made by Nabisco (or treated as such) in accordance with the principles under Article 3 for the taxable year covered by such Return taking such adjustment into account, and (ii) related adjustments to penalties and interest.

         (c) Any refunds or credits of tax received or otherwise Effectively Realized by Holdings, a member of the Nabisco Tax Group or a member of the RJRN Tax Group, as the case may be, relating to a taxable year that includes a Pre-Distribution Period, to the extent reflecting a tax saving attributable to any item of income, loss, credit, deduction or other tax attribute of (i) any member of the Nabisco Tax Group or of the RJRN Tax Group, in the case of Holdings, shall be paid to Nabisco or the Designated RJRN Affiliate, respectively, (ii) Holdings or any member of the RJRN Tax Group, in the case of a member of the Nabisco Tax Group, shall be paid to Holdings (and, as appropriate, forwarded by Holdings to the Designated RJRN Affiliate), or (iii) Holdings or any member of the Nabisco Tax Group, in the case of a member of the RJRN Tax Group, shall be paid to Holdings (and, as appropriate, forwarded by Holdings to Nabisco), in each case within 30 days of Effective Realization of such tax saving. In addition, any refunds or credits of tax received or Effectively Realized by Holdings or a member of the Nabisco Tax Group, as the case may be, relating to a taxable year that includes a Post-Distribution Period, to the extent reflecting a tax saving attributable to any item of income, loss, credit, deduction or other tax attribute of any member of the Nabisco Tax Group or Holdings, respectively, shall be paid to Nabisco or Holdings, respectively, within 30 days of Effective Realization of such tax saving. Notwithstanding anything in this Section 3.09(c) to the contrary, no payment shall be required to the extent such refunds or credits are attributable to a Tax Asset or an adjustment for which the corporation that receives or otherwise Effectively Realizes the refund or credit has previously made payment in accordance with the principles of this Agreement.

          (d) For purposes of this Agreement, any income, loss, credit, deduction or other tax attribute of, any tax liability, refund or credit of tax or interest of, or any payments by or on behalf of, any member of the Holdings Consolidated Group (including, without limitation, Holdings or a member of the Nabisco Tax Group) with respect to a Pre-1990 Period shall be treated as an item of the RJRN Tax Group. If, with respect to any Pre-1990 Period, Holdings or any member of the Nabisco Tax Group Effectively Realizes the benefit of a refund of any statutory interest or any Federal Tax or State Tax, Holdings or Nabisco, respectively, shall promptly remit to the Designated RJRN Affiliate the amount of such refund (net of any taxes on the taxable portion, if any, of such refund for which Holdings or the Nabisco Tax Group, respectively, is liable), together with any interest received thereon.

         SECTION 3.10. Treatment of R&D Credits. For purposes of this Agreement, if the amount of the research and development credits (the "R&D Credits") actually allowable to the Holdings Consolidated Group with respect to any taxable period is less than the sum of (i) the separately computed amount of R&D Credits of the RJRN Tax Group with respect to such taxable period and (ii) the separately computed amount of R&D Credits of the Nabisco Tax Group with respect to such taxable period, in the case of each of clauses (i) and (ii), calculated as though the relevant tax group were not a part of the Holdings Consolidated Group (but rather were a separate Consolidated Group), then for purposes of this Agreement each of the RJRN Tax Group and the Nabisco Tax Group shall be entitled only to its proportionate share of the actually allowable R&D Credits of the Holdings Consolidated Group with respect to such taxable period.

                                    ARTICLE 4
          CERTAIN REPRESENTATIONS AND COVENANTS IN CONNECTION WITH THE
                   DISTRIBUTION AND THE INTERNAL DISTRIBUTION

         SECTION 4.01. RJRN Tax Group Representations. RJRN and each other member of the RJRN Tax Group represent to Holdings and each member of the Nabisco Tax Group that as of the date of this Agreement there is no plan or intention to (i) liquidate RJRN or RJRT or merge or consolidate any of such corporations with any other person subsequent to the Distribution, (ii) sell or otherwise dispose of the assets of RJRN, RJRT or any other member of the RJRN Tax Group subsequent to the Distribution, except in the ordinary course of business, (iii) take any action inconsistent with the information and representations furnished by RJRN in connection with the Tax Opinion, (iv) purchase stock of RJRN other than in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by RJRN in connection with the Tax Opinion, or (v) enter into any negotiations, agreements or arrangements with respect to transactions or events (including, without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events, but excluding the Internal Distribution and the Distribution) that may cause the Distribution and/or the Internal Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of RJRN, Nabisco or Holdings representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

         SECTION 4.02. Holdings and Nabisco Tax Group Representations. Holdings and each member of the Nabisco Tax Group represent to each member of the RJRN Tax Group that as of the date of this Agreement there is no plan or intention to
(i) liquidate Holdings, Nabisco or Nabisco, Inc. or merge or consolidate any of such corporations with any other person subsequent to the Internal Distribution,
(ii) sell or otherwise dispose of the assets of Holdings, Nabisco, Nabisco, Inc. or any other member of the Nabisco Tax Group subsequent to the Internal Distribution, except (A) in the ordinary course of business, or (B) pursuant to plant rationalization programs, to the extent implemented in a manner consistent with practice prior to the Distribution, (iii) take any action inconsistent with the information and representations furnished by Holdings in connection with the Tax Opinion, (iv) purchase stock of Nabisco or Holdings, other than (A) in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by Holdings in connection with the Tax Opinion (including, without limitation, the purchase by Nabisco on the New York Stock Exchange of shares of its Class A common stock for delivery upon the exercise of employee stock options), or (B) any payment of cash in lieu of fractional shares in any reverse stock split with respect to the common stock of Holdings or Nabisco following the Internal Distribution, or (v) enter into any negotiations, agreements or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events, but excluding the Internal Distribution and the Distribution) that may cause the Internal Distribution and/or the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of Nabisco, Holdings or RJRN representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code.

         SECTION 4.03. Representations of Holdings, RJRN Tax Group and Nabisco Tax Group. Each of Holdings, the members of the Nabisco Tax Group, RJRN and the other members of the RJRN Tax Group represents that it is not aware of any plan or intention by the shareholders or securityholders of Holdings to sell, exchange, transfer or otherwise dispose of any of their stock or securities in Holdings or RJRN subsequent to the Distribution.

         SECTION 4.04. RJRN Tax Group Covenants. RJRN and each other member of the RJRN Tax Group covenant to Holdings and each member of the Nabisco Tax Group that (i) during the Two-Year Period, RJRN and RJRT shall not liquidate or merge or consolidate with any other person, (ii) during the Two-Year Period, RJRN shall not sell, exchange, distribute or otherwise dispose of the assets of RJRN, RJRT or any other member of the RJRN Tax Group, except in the ordinary course of business, (iii) during the Two-Year Period, RJRT shall continue the active conduct of the historic trade or business (i.e., the manufacture, distribution and sale of cigarettes and other tobacco products in the United States), within the meaning of Section 355 of the Code, conducted throughout the five-year period prior to the Internal Distribution, (iv) no member of the RJRN Tax Group shall purchase stock of RJRN, other than in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by RJRN in connection with the Tax Opinion, (v) on or after the Distribution Date, RJRN shall not, nor shall it permit any member of the RJRN Tax Group to, make or change any tax election, change any accounting method, amend any Return or take any tax position on any Return, take any action, omit to take any action or enter into any transaction that results in an increased tax liability or reduction of any Tax Asset of Holdings or of the Nabisco Tax Group with respect to any Pre-Distribution Period that is not also a Pre-1990 Period, and (vi) during the Two-Year Period, RJRN shall not enter into any transaction or make any change in equity structure (including, without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events, but excluding the Distribution and the Internal Distribution) that may cause the Distribution and/or the Internal Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of RJRN, Nabisco or Holdings representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code. The RJRN Tax Group agrees that Holdings and the Nabisco Tax Group shall have no liability for any Tax resulting from any action referred to in the preceding sentence and agrees to hold harmless Holdings and the Nabisco Tax Group from any such Tax.

         SECTION 4.05. Holdings and Nabisco Tax Group Covenants. Holdings and each member of the Nabisco Tax Group covenant to each member of the RJRN Tax Group that (i) during the Two-Year Period, Holdings, Nabisco and Nabisco, Inc. shall not liquidate or merge or consolidate with any other person, (ii) during the Two-Year Period, Holdings shall not sell, exchange, distribute or otherwise dispose of the assets of Holdings, Nabisco, Nabisco, Inc. or any other member of the Nabisco Tax Group, except (A) in the ordinary course of business, (B) pursuant to plant rationalization programs, to the extent implemented in a manner consistent with practice prior to the Distribution, or (C) for an asset,
(I) the gross proceeds of disposition of which do not exceed $10 million, (II) which, together with all other assets to which this clause (C) has been applied, would not have aggregate gross proceeds of disposition in excess of $200 million, and (III) which is not part of a plan for the disposition of multiple assets unless each of the assets covered by such plan would meet the requirements of this clause (C), (iii) during the Two-Year Period, Nabisco, Inc. shall continue the active conduct of the historic trade or business (i.e., the manufacture, distribution and sale of cookies, crackers and other food and snack products within the United States), within the meaning of Section 355 of the Code, conducted throughout the five-year period prior to the Internal Distribution, (iv) during the Two-Year Period, neither any member of the Nabisco Tax Group nor Holdings shall purchase stock of Nabisco or Holdings other than
(A) in accordance with the requirements of Revenue Procedure 96-30 and in conformity with the representations furnished by Holdings in connection with the Tax Opinion (including, without limitation, the purchase by Nabisco on the New York Stock Exchange of shares of its Class A common stock for delivery upon the exercise of employee stock options), or (B) any payment of cash in lieu of fractional shares in any reverse stock split with respect to the common stock of Nabisco or Holdings following the Internal Distribution, and (v) during the Two-Year Period, each of Nabisco and Holdings shall not enter into any transaction or make any change in equity structure (including, without limitation, stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, or a series of such transactions or events, but excluding the Internal Distribution and the Distribution) that may cause the Internal Distribution and/or the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of Nabisco, Holdings or RJRN representing a "50-percent or greater interest" therein within the meaning of Section 355(d)(4) of the Code. Each of Holdings and Nabisco agrees that the members of the RJRN Tax Group shall have no liability for any Tax resulting from any action referred to in the preceding sentence taken by Holdings or any member of the Nabisco Tax Group, respectively, and agrees to indemnify and hold harmless any member of the RJRN Tax Group from any such Tax.

         SECTION 4.06. Exceptions. Notwithstanding the foregoing, RJRN and the other members of the RJRN Tax Group shall be permitted to take an action inconsistent with the covenants contained in Section 4.04, and Holdings and the members of the Nabisco Tax Group shall be permitted to take an action inconsistent with the covenants contained in Section 4.05, if, prior to taking such action the Designated RJRN Affiliate, Holdings or Nabisco, as the case may be, (i) provides notification, upon determining that it shall pursue such action, to the other parties to this Agreement of its plans with respect to such action, and promptly responds to any inquiries made by such parties following such notification, and (ii) obtains either (A) a ruling from the IRS to the effect that such action shall not cause the Distribution to be taxable to Holdings or its shareholders or the Internal Distribution to be taxable to RJRN or Holdings, or (B) an opinion of Davis Polk & Wardwell (or of an independent counsel, comparable thereto, that is nationally recognized as an expert in Federal Tax matters), which opinion and, in the case of counsel other than Davis Polk & Wardwell, which counsel are acceptable to the parties to which the relevant covenant(s) in this Agreement have been made, to the same effect as is set forth in clause (A).


                                    ARTICLE 5
          COVENANTS AND OTHER MATTERS FOLLOWING NABISCO DECONSOLIDATION

         SECTION 5.01. Certain Nabisco Covenants. Nabisco covenants to Holdings that upon or after a Nabisco Deconsolidation it shall not, nor shall it cause or permit any member of the Nabisco Tax Group to, make or change any tax election, change any accounting method, amend any Return or take any tax position on any Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Asset of the Holdings Consolidated Group with respect to any Pre-Deconsolidation Period; provided, however, that with respect to a Pre-Deconsolidation Period that is also a Post-1989 Period, for purposes of this Section 5.01, the Holdings Consolidated Group shall include only those members of the Holdings Consolidated Group that are not members of the Nabisco Tax Group. Nabisco agrees that Holdings and the RJRN Tax Group, as applicable, shall have no liability for any tax or any increase in indemnification obligations resulting from any action referred to in the preceding sentence and agrees to hold harmless such corporations from any such tax or increase in indemnification obligations.

         SECTION 5.02. Carrybacks from Periods Following Nabisco Deconsolidation. (a) Holdings agrees to pay to Nabisco the actual Federal Tax or Combined State Tax benefit Effectively Realized by any member of the Holdings Consolidated Group from the use in any taxable year that includes a Pre-Deconsolidation Period and that does not include a Pre-1990 Period of a carryback of any Tax Asset of any member of the Nabisco Tax Group from a taxable year that includes a Post-Deconsolidation Period. Such tax benefit shall be considered equal to the excess of (i) the Federal Taxes or Combined State Taxes, as the case may be, that would have been payable (or the Federal Tax or Combined State Tax refund actually receivable) by the Holdings Consolidated Group in the absence of such carryback, over (ii) the amount of Federal Taxes or Combined State Taxes actually payable (or the Federal Tax or Combined State Tax refund that would have been receivable). Without limiting the generality of the foregoing, the determination of the tax benefit under this Section 5.02(a) shall take into account the application of Section 3.06. Payment of the amount of the tax benefit under this Section 5.02(a) shall be made within 30 days of the Effective Realization thereof.

          (b) If, subsequent to the payment by Holdings to Nabisco of an amount under Section 5.02(a), there shall be (i) a Final Determination that results in a disallowance or a reduction of the Tax Asset so carried back or (ii) a reduction in the amount of the benefit Effectively Realized by the Holdings Consolidated Group from such Tax Asset as a result of the use by the Holdings Consolidated Group of a Tax Asset of Holdings or of the RJRN Tax Group, Nabisco shall repay to Holdings, within 30 days of such event, any amount that would not have been payable to Nabisco pursuant to Section 5.02(a) had the amount of the benefit been determined in light of such events. Nabisco shall hold Holdings harmless from any penalty or interest payable as a result of any event described in the preceding sentence.

                                    ARTICLE 6
         DEDUCTIONS AND CERTAIN TAX MATTERS RELATED TO THE DISTRIBUTION
                                    AGREEMENT

         SECTION 6.01. Payment of After-Tax Amounts. If any amount paid by RJRN or Holdings under the Distribution Agreement results in any increased tax liability or reduction of any Tax Asset of Holdings or any member of the Nabisco Tax Group, in the case of RJRN, or any member of the RJRN Tax Group, in the case of Holdings, then the party making such payment shall, in addition to paying any amounts otherwise owed under the Distribution Agreement, indemnify the recipient of such payment against and hold it harmless from (i) such increased tax or the reduction of such Tax Asset, (ii) any interest or penalty attributable to such increased tax liability or the reduction of such Tax Asset and (iii) the After-Tax Amount.

         SECTION 6.02. Deductions and Certain Taxes Related to Stock Options and Restricted Stock. (a) The Holdings Consolidated Group shall claim, and for purposes of this Agreement Holdings shall be entitled to the economic benefit of, any Federal Tax deductions and State Tax deductions with respect to a Post-Distribution Period that are attributable to the exercise of options to purchase the stock of Holdings, of Nabisco or of RJRN or the vesting of restricted stock of Holdings, of Nabisco or of RJRN, in each case that are held by a person who (i) at the time the deduction is claimed is an employee of Holdings, (ii) at the time the deduction is claimed is not employed by any corporation among Holdings, the members of the RJRN Tax Group and the members of the Nabisco Tax Group (collectively, the "Employer Group"), but who (A) on the day before the Distribution Date was an employee of Holdings or (B) on the day before the Distribution Date was not employed by any corporation in the Employer Group and was last employed, among the corporations in the Employer Group, by Holdings, or (iii) notwithstanding anything in Section 6.04 or this Section 6.02 to the contrary except for Section 6.02(b)(iii), has been an employee of Holdings at any time after the Distribution.

         (b) The Holdings Consolidated Group shall claim, and for purposes of this Agreement the Nabisco Tax Group shall be entitled to the economic benefit of, any Federal Tax deductions and State Tax deductions with respect to a Post-Distribution Period that are attributable to the exercise of options to purchase the stock of Holdings, of Nabisco or of RJRN or the vesting of restricted stock of Holdings, of Nabisco or of RJRN, in each case that are held by a person who (i) at the time the deduction is claimed is an employee of a member of the Nabisco Tax Group, (ii) at the time the deduction is claimed is not employed by any corporation in the Employer Group, but who (A) on the day before the

(NY) 17560/178/TAX/tax.sharing.agt.wpd

Distribution Date was an employee of a member of the Nabisco Tax Group or (B) on the day before the Distribution Date was not employed by any corporation in the Employer Group and was last employed, among the corporations in the Employer Group, by a member of the Nabisco Tax Group, or (iii) in the case of options to purchase the stock of Nabisco or restricted stock of Nabisco and notwithstanding anything in Section 6.04 or this Section 6.02 to the contrary, is Mr. Steven F. Goldstone or Mr. Charles M. Harper.

          (c) The RJRN Tax Group shall claim, and for purposes of this Agreement the RJRN Tax Group shall be entitled to the economic benefit of, any Federal Tax deductions and State Tax deductions with respect to a Post-Distribution Period that are attributable to the exercise of options to purchase the stock of Holdings, of Nabisco or of RJRN or the vesting of restricted stock of Holdings, of Nabisco or of RJRN, in each case that are held by a person who (i) at the time the deduction is claimed is an employee of a member of the RJRN Tax Group, or (ii) at the time the deduction is claimed is not employed by any corporation in the Employer Group, but who (A) on the day before the Distribution Date was an employee of a member of the RJRN Tax Group or (B) on the day before the Distribution Date was not employed by any corporation in the Employer Group and was last employed, among the corporations in the Employer Group, by a member of the RJRN Tax Group.

          (d) For purposes of this Section 6.02, references to options to purchase stock of any corporation and references to the restricted stock of any corporation are limited to options and restricted stock outstanding immediately after the Distribution.

         SECTION 6.03. Certain Employment Taxes. (a) The employer of the person who exercises stock options or with respect to whom restricted stock vests (or, if such person is not employed by a corporation in the Employer Group at the time of such exercise or vesting, the corporation in the Employer Group that last employed such person) shall timely pay all applicable Federal Employment Taxes and state employment taxes in connection with such exercise or vesting.

         (b) If the payor under Section 6.03(a) of Federal Employment Taxes and state employment taxes in connection with the exercise of options to purchase the stock of Nabisco, or the vesting of restricted stock of Nabisco, held by Mr. Steven F. Goldstone or Mr. Charles M. Harper is not a member of the Nabisco Tax Group, Nabisco shall pay to such payor an amount equal to such taxes within 30 days of Nabisco's receipt of documentation that such payor has remitted such taxes to the appropriate Taxing Authorities.

         SECTION 6.04. Deductions Related to Employee Severance and Certain Other Expenses. (a) The Holdings Consolidated Group shall claim, and for purposes of this Agreement the Nabisco Tax Group shall be entitled to the economic benefit of, any Federal Tax deductions and State Tax deductions, as appropriate, that are attributable to (i) the expenses (except for expenses related to stock options and restricted stock) arising out of (A) the closing of the corporate headquarters of RJRN and Holdings, or (B) the severance and benefit payment obligations to Holdings Employees (as defined in the Distribution Agreement) arising as a result of the completion of the Distribution, or (ii) such miscellaneous expenses as are described in Section 10.03(b)(iii) of the Distribution Agreement (collectively, the "Corporate Headquarters Expenses").

         (b) Notwithstanding anything in Section 10.03(b) of the Distribution Agreement to the contrary, upon the provision by Holdings of not less than 15 days' notice to Nabisco that (i) Holdings is required to make a cash payment of Corporate Headquarters Expenses to a third party no later than a specified date, and (ii) the sum of such payment and all prior payments of Corporate Headquarters Expenses exceeds the amount transferred by RJRN to Holdings pursuant to Section 10.03(b)(iii) of the Distribution Agreement, Nabisco shall remit to Holdings cash equal to such excess prior to such specified date.

         SECTION 6.05. Deductions Related to Certain Litigation Expenses. The RJRN Tax Group shall claim, and for purposes of this Agreement RJRN shall be entitled to the economic benefit of, any Federal Tax deductions and State Tax deductions, as appropriate, that are attributable to the expenses (including, without limitation, attorneys' fees, expenses of investigation and other expenses) incurred in the defense of Tobacco Claims against (i) RJRN, including, without limitation, Tobacco Claims the defense of which has been assumed by Holdings pursuant to the Distribution Agreement, or (ii) Holdings, Nabisco, Nabisco, Inc. or any other Nabisco Indemnitee as such term is defined in the Distribution Agreement, to the extent that RJRN has agreed under the Distribution Agreement to indemnify such party against any liabilities in connection with such Tobacco Claims, provided that, in the case of each of (i) and (ii), RJRN has satisfied its obligations under the relevant provisions of the Distribution Agreement.

         SECTION 6.06. Indemnification under Article 6. (a) To the extent that any deduction that is allocated to Holdings under Section 6.02(a) is disallowed because a Taxing Authority makes a Final Determination that a member of the RJRN Tax Group or of the Nabisco Tax Group should have claimed such deduction, the Designated RJRN Affiliate or Nabisco, respectively, shall pay to Holdings an amount equal to the resulting actual tax benefit Effectively Realized by the RJRN Tax Group or the Nabisco Tax Group, respectively, within 30 days of the Effective Realization thereof.

         (b) To the extent that any deduction that is allocated to a member of the Nabisco Tax Group under Section 6.02(b) or 6.04 is disallowed because a Taxing Authority makes a Final Determination that Holdings or a member of the RJRN Tax Group should have claimed such deduction, Holdings or the Designated RJRN Affiliate, respectively, shall pay to Nabisco an amount equal to the resulting actual tax benefit Effectively Realized by Holdings or the RJRN Tax Group, respectively, within 30 days of the Effective Realization thereof.

         (c) To the extent that any deduction that is allocated to a member of the RJRN Tax Group under Section 6.02(c) or 6.05 is disallowed because a Taxing Authority determines that Holdings or a member of the Nabisco Tax Group should have claimed such deduction, Holdings or Nabisco, respectively, shall pay to the Designated RJRN Affiliate an amount equal to the resulting actual tax benefit Effectively Realized by Holdings or the Nabisco Tax Group, respectively, within 30 days of the Effective Realization thereof.


                                    ARTICLE 7
                                   INDEMNITIES

         SECTION 7.01. Indemnification of Holdings and Nabisco Tax Group by RJRN Tax Group. RJRN, RJRT and each other member of the RJRN Tax Group shall jointly and severally indemnify Holdings, Nabisco, Nabisco, Inc. and the other members of the Nabisco Tax Group against and hold them harmless from:

          (a) liability for Taxes attributable to any member of the RJRN Tax Group relating to any taxable period (provided that, for purposes of the foregoing portion of this Section 7.01(a), Taxes shall refer only to such taxes as are described in clause (i) of the definition of such term in Section 1.01(a)), including without limitation, (i) any Tax liability resulting from the International Tobacco Sale, (ii) any Tobacco Tax liability, (iii) any tax liability of any member of the RJRN Tax Group resulting from the existence of any excess loss accounts or deferred intercompany gains immediately before the Distribution, (iv) any Federal Employment Tax of any member of the RJRN Tax Group and (v) any Puerto Rican tax liability of any member of the RJRN Tax Group, but excluding any Tax liability resulting from the Internal Distribution except (A) to the extent the Internal Distribution is taxable by reason of a breach by RJRN or any other member of the RJRN Tax Group of any representation or covenant made by any member of the RJRN Tax Group in this Agreement, and (B) for such amounts as are described in clause (iii) of this Section 7.01(a);

          (b) liability for Taxes relating to any taxable period resulting from a breach by RJRN or any other member of the RJRN Tax Group of any representation or covenant made by any member of the RJRN Tax Group in this Agreement;

          (c) liability for Taxes relating to any Pre-1990 Period of Holdings, Nabisco, Nabisco, Inc. or any other member of the Holdings Consolidated Group; and

          (d) liability for Taxes of Del Monte Corporation relating to any taxable period (or portion thereof) ending on or before the close of business on January 9, 1990, including, without limitation, (i) any tax liability pursuant to the Stock Purchase Agreement dated as of September 24, 1989, as amended, among DMPF Corp., RJR Investments, Inc., DMPF Holdings Corp. and RJRN, and (ii) any Del Monte State Tax.

         SECTION 7.02. Indemnification of RJRN Tax Group by Holdings or Nabisco Tax Group. (a) Holdings shall indemnify RJRN, RJRT and the other members of the RJRN Tax Group against and hold them harmless from:

                  (i) liability for Taxes attributable to Holdings (including, without limitation, any Federal Employment Tax of Holdings) relating to a Post-1989 Period, provided that, for purposes of this Section 7.02(a)(i), (A) Tax shall refer only to such taxes as are described in clause (i) of the definition of such term in Section 1.01(a), and (B) any Federal Employment Tax relating to a Pre- 1990 Period shall be treated as relating to a Post-1989 Period;

                  (ii) liability for Taxes relating to any taxable period resulting from a breach by Holdings of any representation or covenant made by Holdings in this Agreement;

                  (iii) liability for Taxes resulting from the Name Change Merger; and

                  (iv) liability for Taxes resulting from the Internal Distribution or from the Distribution, except (A) to the extent that such liability arises by reason of the breach by RJRN or any other member of the RJRN Tax Group of any representation or covenant made by any member of the RJRN Tax Group in this Agreement, and (B) for such amounts as are described in Section 7.01(a)(iii).

          (b) Nabisco, Nabisco, Inc. and each other member of the Nabisco Tax Group shall jointly and severally indemnify RJRN, RJRT and the other members of the RJRN Tax Group against and hold them harmless from:

                  (i) liability for Taxes attributable to any member of the Nabisco Tax Group (including, without limitation, any Federal Employment Tax of any member of the Nabisco Tax Group) relating to a Post-1989 Period, provided that, for purposes of this Section 7.02(b)(i), (A) Tax shall refer only to such taxes as are described in clause (i) of the definition of such term in Section 1.01(a), and (B) any Federal Employment Tax relating to a Pre- 1990 Period shall be treated as relating to a Post-1989 Period; and

                  (ii) liability for Taxes relating to any taxable period resulting from a breach by Nabisco or any other member of the Nabisco Tax Group of any representation or covenant made by any member of the Nabisco Tax Group in this Agreement.

         SECTION 7.03. Indemnification Between Holdings and Nabisco. (a) Holdings shall indemnify Nabisco, Nabisco, Inc. and the other members of the Nabisco Tax Group against and hold them harmless from:

                  (i) liability for Taxes attributable to Holdings (including, without limitation, any Federal Employment Tax of Holdings) relating to a Post-1989 Period, provided that, for purposes of this Section 7.03(a)(i), (A) Tax shall refer only to such taxes as are described in clause (i) of the definition of such term in Section 1.01(a), and (B) any Federal Employment Tax relating to a Pre- 1990 Period shall be treated as relating to a Post-1989 Period;

                  (ii)  liability for Taxes resulting from the Name Change
                  Merger;

                  (iii) liability for Taxes resulting from the Internal Distribution or from the Distribution, except (A) the extent that such liability arises by reason of the breach by (I) RJRN or any other member of the RJRN Tax Group of any representation or covenant made by any member of the RJRN Tax Group in this Agreement, or (II) Nabisco or any other member of the Nabisco Tax Group of any representation or covenant made by any member of the Nabisco Tax Group in this Agreement,
                  (B) for such amounts as are described in Section 7.01(a)(iii), and (C) for any tax liability of any member of the Nabisco Tax Group resulting from the existence of any deferred intercompany gains immediately before the

                  Distribution; and

                  (iv) liability for Taxes relating to any taxable period resulting from a breach by Holdings of any representation or covenant made by Holdings in this Agreement.

          (b) Nabisco, Nabisco, Inc. and each other member of the Nabisco Tax Group shall jointly and severally indemnify Holdings against and hold it harmless from:

                  (i) liability for Taxes attributable to the Nabisco Tax Group (including, without limitation, any Federal Employment Tax of the Nabisco Tax Group) relating to a Post-1989 Period, provided that, for purposes of this Section 7.03(b)(i), Tax shall refer only to such taxes as are described in clause (i) of the definition of such term in Section 1.01(a), and (B) any Federal Employment Tax relating to a Pre-1990 Period shall be treated as relating to a Post-1989 Period; and

                  (ii) liability for Taxes relating to any taxable period resulting from a breach by Nabisco or any other member of the Nabisco Tax Group of any representation or covenant made by any member of the Nabisco Tax Group in this Agreement.

         SECTION 7.04. Additional Indemnity Amounts. Each party with indemnification obligations under Section 7.01, 7.02 or 7.03 (an "Indemnitor") shall also pay to each party that is indemnified by such Indemnitor under such provision (an "Indemnitee") all liabilities, losses, damages, assessments, settlements, judgments, costs or properly documented expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) arising out of or incident to the imposition, assessment or assertion of any liabilities or damage described in such provision, including, without limitation, those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such liability or damage.

         SECTION 7.05. Notice of Claim. The Indemnitee agrees to give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section 7.01, 7.02 or 7.03.

         SECTION 7.06. Discharge of Indemnity. An Indemnitor shall discharge its obligations by paying all amounts specified in Sections 7.01, 7.02, 7.03 and
7.04 within 30 days of demand therefor. After a Final Determination of an obligation for which an Indemnitee is to be indemnified, the Indemnitee shall send a statement to the Indemnitor showing the amount, if any, due under such provisions. Certain calculation mechanics relating to items described in Sections 7.01, 7.02 and 7.03 shall be in accordance with the principles of
Article 3. Notwithstanding that an Indemnitor disputes in good faith the fact or the amount of any obligation under Section 7.01, 7.02 or 7.03, payment thereunder and under Section 7.04 shall be made within 30 days of demand therefor.

         SECTION 7.07. Certain Effects of Indemnification Obligations. (a) If
(i) (A) an indemnification obligation of the RJRN Tax Group under Section 7.01 arises in respect of an adjustment that makes a Tax Asset allowable to Holdings or any member of the Nabisco Tax Group in a Post-1989 Period or (B) any other adjustment for which the RJRN Tax Group is liable under this Agreement makes a Tax Asset allowable to Holdings or any member of the Nabisco Tax Group in a Post-1989 Period, and (ii) such Tax Asset would not be allowable but for such adjustment, then Holdings or Nabisco, respectively, shall pay to the Designated RJRN Affiliate an amount equal to the actual tax saving produced by such Tax Asset within 30 days of the Effective Realization of such tax saving, provided that the RJRN Tax Group has satisfied its obligations under this Agreement in respect of the adjustment giving rise to such tax saving.

         (b) If (i) (A) an indemnification obligation of Holdings or any member of the Nabisco Tax Group under Section 7.02 or 7.03, as the case may be, arises in respect of an adjustment that makes a Tax Asset allowable to any member of the Holdings Consolidated Group in a Pre-1990 Period or to any member of the RJRN Tax Group in a Post-1989 Period or (B) any other adjustment for which Holdings or the Nabisco Tax Group is liable under this Agreement makes a Tax Asset allowable to any member or the RJRN Tax Group, and (ii) such Tax Asset would not be allowable but for such adjustment, then the Designated RJRN Affiliate shall pay to Holdings or Nabisco, respectively, an amount equal to the actual tax saving produced by such Tax Asset within 30 days of the Effective Realization of such tax saving, provided that Holdings or Nabisco, as the case may be, has satisfied its obligations under this Agreement in respect of the adjustment giving rise to such tax saving. Without limiting the generality of the foregoing, if a Tax Asset is made allowable in a Pre-1990 Period, the amount to be paid under this Section 7.07(b) shall not exceed the indemnification obligation that arises in respect of the adjustment that makes such Tax Asset allowable.

         (c) The amount of the tax saving under Section 7.07(a) or under Section 7.07(b) for any taxable period shall be the amount of the reduction in taxes payable to a Taxing Authority with respect to such taxable period as compared to the taxes that would have been payable to a Taxing Authority with respect to such taxable period in the absence of such Tax Asset. Without limiting the generality of the foregoing, the determination of the tax saving under Section 7.07(a) or under Section 7.07(b) shall take into account the application of Section 3.06.


                                    ARTICLE 8
                         AUDIT AND OTHER TAX PROCEEDINGS

         SECTION 8.01. Control Over Tax Proceedings. (a) Notwithstanding Section
11.02 or anything in this Agreement to the contrary, Holdings shall have full control over any and all matters with respect to which the Nabisco Tax Group and the RJRN Tax Group have provided authority to Holdings under Section 2.02, including, without limitation, any and all matters that would give rise to an indemnification obligation under Article 7 on the part of any member of the Nabisco Tax Group or any member of the RJRN Tax Group. Holdings shall have absolute discretion with respect to any decisions to be made, or any action to be taken, with respect to any matter described in the preceding sentence.

          (b) Without limiting the generality of Section 8.01(a), Holdings may, in its sole and absolute discretion, settle any Tax Proceeding with respect to the Taxes over which it has authority under Section 2.02(a) (including, without limitation, a Tax Proceeding relating to any and all matters that would give rise to an indemnification obligation under Section 7.01, 7.02 or 7.03). Any such settlement shall be binding on the parties to this Agreement without further recourse. Section 11.02 shall not apply with respect to (i) any such settlement or (ii) any Tax Proceeding with respect to the Taxes over which Holdings has authority under Section 2.02(a).

         SECTION 8.02. Del Monte State Taxes and Certain Other State Taxes. Holdings shall conduct, and shall have full control over all matters relating to, any Tax Proceedings in connection with (i) Del Monte State Taxes, or (ii) any State Tax liability of Holdings or any member of the Nabisco Tax Group (including, without limitation, tax liabilities that are reflected on (A) a separate State Tax return, or (B) a Combined State Tax return filed on behalf of an affiliated, consolidated, combined or unitary group that does not include any member of the RJRN Tax Group) with respect to any Pre-1990 Period. In its sole and absolute discretion, Holdings may determine that the RJRN Tax Group shall be required to conduct such Tax Proceedings following the provision by Holdings of not less than 180 days' notice to the Designated RJRN Affiliate to such effect.

         SECTION 8.03.  Federal Employment Taxes.   Holdings shall conduct, and
shall have full control over all matters relating to, any Tax Proceedings in connection with any Federal Employment Tax for which (i) any member of the Nabisco Tax Group is liable with respect to a taxable year that begins prior to a Nabisco Deconsolidation, or (ii) any member of the RJRN Tax Group is liable with respect to a taxable year that begins prior to the Distribution Date.


                                    ARTICLE 9
                         COMMUNICATIONS AND COOPERATION

         SECTION 9.01. Consult and Cooperate. Holdings, Nabisco, RJRN and RJRT shall consult and cooperate (and shall cause their respective subsidiaries to cooperate) fully at such time and to the extent reasonably requested by a party to this Agreement in connection with all matters subject to this Agreement; provided that (a) in the case of the companies listed in Exhibit D to the International Tobacco Purchase Agreement, RJRN and RJRT shall be required to cause such companies to cooperate only to the extent allowed under the International Tobacco Purchase Agreement, and (b) for the avoidance of doubt, any disagreement as to the scope of the consultation and cooperation required under this Section 9.01 shall be governed by Section 11.02. The cooperation under this Section 9.01 shall include, without limitation:

          (i) the retention and provision on reasonable request of any information (including, without limitation, any books, records, documentation or other information) pertaining to Tax matters relating to Holdings, the Nabisco Tax Group and the RJRN Tax Group, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

         (ii) the execution, acknowledgment and delivery of any instrument or document that may be necessary or helpful in connection with (A) any Return, (B) any Tax Proceeding or other litigation, investigation or action, or (C) the carrying out of the parties' respective obligations under this Agreement; and

        (iii) the use of the parties' best efforts to obtain any documentation from a Taxing Authority, another governmental authority or another third party that may be necessary or helpful in connection with the foregoing.

         SECTION 9.02. Provide Information. Holdings, Nabisco and the Designated RJRN Affiliate shall keep one another fully informed with respect to any material developments relating to the matters subject to this Agreement.



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



         SECTION 9.03. Tax Attribute Matters. Holdings, Nabisco and the Designated RJRN Affiliate shall promptly advise one another with respect to any proposed Tax adjustments, relating to a Consolidated Group, that are the subject of a Tax Proceeding or other litigation, investigation or action and that may materially affect any Tax liability or Tax attribute of the other parties to this Agreement.


                                   ARTICLE 10
                                    PAYMENTS

         SECTION 10.01. Procedure for Making Payments. All payments to be made under this Agreement shall be made in immediately available funds. Except as otherwise provided, all payments required to be made under this Agreement shall be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after (i) the fixing of a tax liability, (ii) the Effective Realization of a tax saving, tax benefit or tax attribute, (iii) the receipt of a refund, or (iv) the resolution of a dispute. Unless otherwise indicated, any payment that is not made when due shall bear interest at the Intercompany Interest Rate. If, pursuant to a Final Determination, any amount paid by Holdings, the members of the Nabisco Tax Group or the members of the RJRN Tax Group under this Agreement results in any increased tax liability or reduction of any Tax Asset of the recipient of such payment, then, in addition to any amounts otherwise owed under this Agreement, the payor shall pay the sum of (i) any interest or penalty attributable to such increased tax liability or to the reduction of such Tax Asset, and (ii) the After-Tax Amount.


                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.01. Guarantee. Nabisco shall guarantee the obligations under this Agreement of each other member of the Nabisco Tax Group. RJRN and RJRT shall guarantee the obligations under this Agreement of each other member of the RJRN Tax Group.

         SECTION 11.02. Dispute Resolution. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement within 20 days, such disagreement or dispute shall be resolved by Holdings. Any such resolution shall be binding on the parties to this Agreement without further recourse.



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



         SECTION 11.03. Authorization. Each of Holdings, RJRN, Nabisco and RJRT hereby represents and warrants that (i) it has the power and authority to execute, deliver and perform this Agreement, (ii) this Agreement has been duly authorized by all necessary corporate action on the part of such party, (iii) this Agreement constitutes a legal, valid and binding obligation of such party, and (iv) the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of such party's charter or bylaws or any agreement, instrument or order binding on such party.

         SECTION 11.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

         if to Holdings, to:

                     Nabisco Group Holdings Corp.
                     f/k/a RJR Nabisco Holdings Corp.
                     1301 Avenue of the Americas
                     New York, NY 10019
                     Attention: Chief Financial Officer
                     Facsimile: To be determined

        if to RJRN and/or RJRT, to:

                     R.J. Reynolds Tobacco Holdings, Inc.
                     f/k/a/ RJR Nabisco, Inc.
                     R. J. Reynolds Tobacco Company
                     401 North Main Street
                     Plaza 6
                     Winston-Salem, NC 27102
                     Attention: Vice President  -- Tax
                     Facsimile: 336-741-0259

        if to Nabisco, to:

                     Nabisco Holdings Corp.
                     7 Campus Drive
                     Parsippany, NJ 07054-0311
                     Attention: Senior Vice President -- Tax
                     Facsimile: 973-682-6649


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



        and, in each case, to:

                     Nabisco, Inc.
                     200 DeForest Avenue
                     East Hanover, NJ 07936
                     Attention: Stephen Katzman
                                Vice President -- Tax Audits and Research
                     Facsimile: 973-503-3568

or any other address or facsimile number as such party may hereafter specify in writing for this purpose by notice to the other parties to this Agreement. Each such notice, request or other communication under this Section 11.04 shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

        SECTION 11.05. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the parties that would be affected by such amendment or waiver.

        (b) Without limiting the generality of Section 11.05(a), Holdings and the Nabisco Tax Group shall have the right, in connection with any of the matters covered by this Agreement or other tax matters, to make additional arrangements between themselves without the approval of RJRN or RJRT, so long as the RJRT Tax Group's rights under this Agreement are not adversely affected by such additional arrangements.

        (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 11.06. Expenses. (a) Except as specifically provided otherwise in this Agreement or in Section 10.03 or 10.08 of the Distribution Agreement, each party shall bear its own costs and expenses (including, without limitation, attorneys' fees and other professional fees and expenses).

        (b) Without limiting the generality of Section 11.06(a), each party shall bear the costs and expenses in connection with the preparation for or conduct of



                                       38


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litigation (or any other Tax Proceeding that is not a Tax audit) relating to taxes (i) that are a liability of such party, and/or (ii) against which such party has an indemnification obligation under Article 7.

        SECTION 11.07. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors (whether by merger, acquisition of assets or otherwise, and, including, without limitation, any successor succeeding to the tax attributes of a party under Section 381 of the Code) and assigns, to the same extent as if such successor or assign had been an original party to this Agreement; provided that, except as set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each of the other parties to this Agreement.

        SECTION 11.08. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

        SECTION 11.09. Counterparts; Effectiveness; No Third Party Beneficiaries. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the consummation of the Distribution, provided that at or before such time, each party to this Agreement shall have received a counterpart of this Agreement signed by the other parties. The parties to this Agreement do not intend that any of its provisions will or do confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any person other than (i) the parties to this Agreement, (ii) other members of the Nabisco Tax Group and (iii) other members of the RJRN Tax Group, together in each case with their respective successors and assigns.

        (b) All rights and obligations arising under of this Agreement shall survive until they are fully effectuated or performed. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

        SECTION 11.10. Severability. If any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired by such holding. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions so that the replacement provisions will be valid, legal and enforceable and will have an economic effect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 11.11. Specific Performance. Each of RJRN and the other members of the RJRN Tax Group acknowledges and agrees that damages for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and that irreparable harm would occur. In recognition of this fact, each such corporation agrees that, if there is a breach or threatened breach, in addition to any damages, any of the other nonbreaching parties to this Agreement, without posting any bond, shall be entitled to seek and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, attachment or any other equitable remedy that may then be available to obligate the breaching party to (i) comply with the covenants made by, and perform other obligations of, it (or, as appropriate, of RJRN) under this Agreement, or (ii) if the breaching party is unable, for whatever reason, to comply with such covenants and perform such obligations, to take such other actions as are necessary, advisable or appropriate to give the other parties to this Agreement (and the other corporations in the Nabisco Tax Group) the tax effect and the economic effect that come as close as possible to compliance with such covenants and performance of such obligations.

        SECTION 11.12. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.



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


        IN WITNESS WHEREOF, the parties to this Agreement have caused this Tax Sharing Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                      RJR NABISCO HOLDINGS CORP.

                                      By  /s/ J. T. Pearson
                                         ---------------------------------------
                                          Name:  J. T. Pearson
                                          Title: Senior Vice President
                                                 -- Taxation

                                      R.J. REYNOLDS TOBACCO HOLDINGS,
                                      INC.

                                      By  /s/ J. T. Pearson
                                         ---------------------------------------
                                          Name:  J. T. Pearson
                                          Title: Senior Vice President
                                                 -- Taxation

                                      NABISCO HOLDINGS CORP.

                                      By  /s/ Gary Lewbel
                                         ---------------------------------------
                                          Name:  Gary Lewbel
                                          Title: Senior Vice President -- Tax

                                      R. J. REYNOLDS TOBACCO COMPANY

                                      By   /s/ Kenneth J. Lapiejko
                                         ---------------------------------------
                                          Name:  Kenneth J. Lapiejko
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer



                                       41